Exhibit 4.11

Norwegian Shipbrokers’ Association’s Memorandum of Agreemenl for sale and purchase of ships. Adopted by BIMCO in 1956. Code-name MEMORANDUM OF AGREEMENT SALEFORM 2012 Revised 1966, 1983 and 1986/87, 1993 and 2012 Dated: 16th January 2026 FURIOZA TRADING DESK OVERSEAS INC. of the Marshall Islands hereinafter called the “Sellers”, have agreed to sell, and 2 FURIOUS PETROLEUM TRANSPORTERS INC. hereinafter called the “Buyers”, have agreed to buy: 3 Name of vessel: CLEAN FURY 4 IMO Number: 9494682 5 Classification Society: RINA 6 Class Notation: C >F oil tanker ESP—CSR ; chemical tanker ESP ; unrestricted navigation 7 Year ofBuild: 2011 Builder/Yard: HYUNDAI MIPO DOCKYARD 8 Flag: Liberia Place of Registration: Monrovia GT/NT: 29130 / 12471 9 hereinafter called the “Vessel”, on the following terms and conditions: 10 Definitions 11 “Banking Days” are days on which banks are open both in the country of the currency stipulated for 12 the Purchase Price in Clause 1(Purchase Price) and in the place of closing stipulated in Clause 8 13 (Documentation) [and (add additional jurisdictions as appropriate)). 14 “Buyers’ Nominated Flag State” means Marshall Islands (state flag state). 15 “Class” means the class notation referred to above. 16 “Classification Society” means the Society referred to above. 17 “Deposit” shall have the meaning given in Clause 2(Deposit) 18 “Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the 19 Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement. 20 “In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a 21 registered letter, e-mail or telefax. 22 “Parties” means the Sellers and the Buyers. 23 “Purchase Price” means the price for the Vessel as stated in Clause 1(Purchase Price). 24 “Sellers’ Account” means (state details of bank account) at the Sellers’ Bank. 25 “Sellers’ Bank” means (state name of bank, branch and details) or, if left blank, the bank 26 notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price. 27 1. Purchase Price 28 The Purchase Price is USD 22,900,000 cash 29 2. t>eposU 30 As security for the correct fulfilment of this Agreement the Buyers shall lodge a deposit of 31% ( per cent) or, if left blank, 10% (ten per cent), of the Purchase Price (the 32 “Deposit”) in an interest bearing in sellers nominated hank account within three (3) 33 three (J) five (5) Banking Days after the date-#lat: 34

(i) this Agreement-has been signed by the Parties and exchanged in original or by e mail or 35 telefax-;.aAe 36 (ii) the Deposit Holder has confirmed in writing to the Parties that the-aGGOunt has bOeA 37 Of)eAe4- 38 The Deposit shall be releaced in accordance with joint written instructions of the Parties. 39 Interest, if any, shall be-GFedited to the Buyers Sellers. /1.ny fee charged-for-Holffiflg and releasing the 40 Deposit shall be boFf1e equally by the Parties. The Partie-6-ffiall-provide to the Deposit Holder 41 all-fleces&a,=y-eocumentation to opeA-afld-maiAtain-tl=le-account without delay. 42 3. Payment 43 On delivery of the Vessel, but not later than-#1!:e~one (1) Banking Days after the date that Notice of 44 Readiness has been given in accordance with Clause 5 (Time and place of delivery and 45 notices): 46 (i) tRe-Qeposit shall be released to the ~ellef!r,-aAe 47 fii) the balance of the full Purchase Price and all other sums payable on delivery by the Buyers 48 to the Sellers under this Agreement shall be paid in full free of bank charges to the 49 Sellers’ Account. 50 BUYERS OPTION TO PAY FOR THE VESSEL UP TO 1 YEAR LATEST AFTER THE MOA DATE 4. Inspection 51 The Buyers have the option to inspect the vessel. (a)* The Buyers have inspected and accepted the Vessel’s classification records. The Buyers 52 have also inspected the Vessel atJin (state p!aef3j-on (state date) and have 53 accepted the Vessel following this-iASpection and the sale is outright and definite, subject only 54 to the terms and conditions of this Agreement. 55 +he-Buyers shall have the optioR to Garry out superf.iGia! iRspeGtioR of the Vessel, without opeRiRg up aRd without iRterfereRGe to Vessel sGhedule aRd to Rormal-opera-tioR, prior to delivery of the Vessel. Should the Buyers Ghoose to e-xersise suGh optiOR-lheR the Buyers shall arraRge, at their ovm risk a~eRse. aR iRspeGtioR iR the preseRGe of a Class surveyor (the Class sun1eyor is oR!y to a Gt as a al’bitrat-Or iR the eveRt of a dispute betweeR Buyers aRd Sellers). !f aRy damage is fouRd to the Vessel whiGh a#eGts her class but does Rot require immediate repair aRd the ClassificatioR Society approves the Vessel to coRtiRue tradiRg with these recommeRdatioRs, the Sellers shall compeRSate to the Buyers all expeRse-s to .—epair suGh damage to get class appr-oval by deduGtiRg from the total amouRt to be paid by the Buyers to the SeUers iR lieu of the Sellers repairiRg such damage base OR aR amouRt quoted by a f!rst Glass repairer mutually agreed betweeR the Sellers aRd the Buyers (suGh Gosts to exGlude gassiRg up aRd gas freeiRg) aRd the Buyers are to take deli•1ery of the Vessel as she is with such recommeRdatioRs. If the ClassificatioR surveyor ,:equires suGh damage to be repaired, theR the Sellers shall rnpair suGh damage at their expeRse to the satisfactioR of the ClassifiGatioR surveyor prior to delivery. !R suGh eveRt the Sellers are to pay also for the sost of the IRspector aRd C!assificatioR Sosiety’s atteRdaRGe. (b)* The Buyers shall have the right to inspeGl-the-Vessel’s classification records-aAd-eeclai:e 56 wl=lethef-6ame are accepted or not •Nithin (state date/period). 57 The Sellers shall make tho Vessel available for inspection atJin (stato place/range) within 58 (state date/period). 59 The Buyers shall undertake the-iAspection without undue delay to the-Vessel. Should the 60 Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred. 61 The Buyers shall inspect the Vessel withoo-1-opening up and without cost to the Sell~ 62 During the inspection, the Vessel’s deck and engine log-books shall be made available-fol: 63 examination by the Buyers. 64 The sale shall become outrighl-aAd-definite, subject only to the terms and conditions of this 65 Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from 66 the Buyers within seventy !>No (72) hours after completion of such inspectioo-or after the 67 date/last day of the period stated in (Lino-aQ]. whichever is earlier. 68

~Idthe Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of 69 the Vessel’s classification-i:eoords and/or of the Vessel not be received by the Sellers as 70 aferesaid, the Deposit-together with interest earned, if any, shall be-roleased immediately to the 71 Buyers, whereafter this Agreeme-F1H,hall-be null and void-, 72 *1.1.fil and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, 73 alternative 1.1.fil to apply. 74 5. Time and place of delivery and notices 75 (a)The Vessel shall be delivered and taken over safely afloat at a safe aAd-3ccessible berth or 76 anchorage at/in WW in the Sellers’ option. 77 Notice of Readiness shall not be tendered before: 1 feb 2026 in Sellers’ option 78 Cancelling Date (see Clauses 5(c), §iillfil., 6 (a) (iii)and 14): 30 april 2026 in Buyers’ option 79 (b)The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall 80 provide the Buyers with twenty (20), fifteen (15}, ten (10), seven (7), five (5) and three (3) days’ 81 approximate notice and two (l), one (1) days notice of the expected time date-the Sellers intend to tender Notice of Readiness and of the intended place of delivery. 82 When the Vessel is at the place of delivery and physically ready for delivery in accordance with 83 this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery. 84 (c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the 85 Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing 86 stating the date when they anticipate that the Vessel will be ready for delivery and proposing a 87 new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of 88 either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3) 89 Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date. 90 If the Buyers have not declared their option within one (1) three (3) Banking Days of receipt of the 91 Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’ 92 notification shall be deemed to be the new Cancelling Date and shall be substituted for the 93 Cancelling Date stipulated in line 79. 94 If this Agreement is maintained with the new Cancelling Date all other terms and conditions 95 hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full 96 force and effect. 97 {d)Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely 98 without prejudice to any claim for damages the Buyers may have under Clause 14 (Sellers’ 99 Default) for the Vessel not being ready by the original Cancelling Date. 100 (e)Should the Vessel become an actual, constructive or compromised total loss before delivery 101 the Deposit together with interest earned, if any, shall be released immediately to the Buyers 102 whereafter this Agreement shall be null and void. 103 6. Drydocking/Divers Inspection 104 (a)* 105 (i) The Buyers shall have the option at their cost and expense to arrange for an underwater 106 inspection by a diver approved by the Classification Society prior to the delivery of the 107 Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended 108 date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this 109 Agreement. The Sellers shall at their cost and expense make the Vessel available for 110 such inspection. This inspection shall be carried out without undue delay and in the 111 presence of a Classification Society surveyor arranged for by the Sellers and paid for by 112 the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s 113 inspection as observer only without interfering with the work or decisions of the 114 Classification Society surveyor. The extent of the inspection and the conditions under 115 which it is performed shall be to the satisfaction of the Classification Society. If the 116 conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at 117 their cost and expense make the Vessel available at a suitable alternative place near to 118 the delivery port, in which event the Cancelling Date shall be extended by the additional 119 time required for such positioning and the subsequent re-positioning. The Sellers may 120 not tender Notice of Readiness prior to completion of the underwater inspection. 121

(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are 122 found broken, damaged or defective so as to affect the Vessel’s class, then (1) unless 123 repairs can be carried out afloat to the satisfaction of the Classification Society, the 124 Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by 125 the Classification Society of the Vessel’s underwater parts below the deepest load line, 126 the extent of the inspection being in accordance with the Classification Society’s rules (2) 127 such defects shall be made good by the Sellers at their cost and expense to the 128 satisfaction of the Classification Society without condition/recommendation** and (3) the 129 Sellers shall pay for the underwater inspection and the Classification Society’s 130 attendance. 131 Notwithstanding anything to the contrary in this Agreement, if the Classification Society 132 do not require the aforementioned defects to be rectified before the next class 133 drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects 134 against a deduction from the Purchase Price of the estimated direct cost (of labour and 135 materials) of carrying out the repairs to the satisfaction of the Classification Society, 136 whereafter the Buyers shall have no further rights whatsoever in respect of the defects 137 and/or repairs. The estimated direct cost (always excluding gas free and gassing up cost) of the 138 repairs shall be the average of quotes 139 for the repair work obtained from two reputable independent shipyards at or in the 140 vicinity of the port of delivery, one to be obtained by each of the Parties within two (2) 141 Banking Days from the imposition of the condition/recommendation, unless the Parties 142 agree otherwise. Should either of the Parties fail to obtain such a quote within the 143 stipulated time then the quote duly obtained by the other Party shall be the sole basis 144 for the estimate of the direct repair costs. The Sellers may not tender Notice of 145 Readiness prior to such estimate having been established. (iii) If the Vessel is to be drydocked pursuant to Clause filfil® and no suitable dry-docking 146 facilities are available at the port of delivery, the Sellers shall take the Vessel to a port 147 where suitable drydocking facilities are available, whether within or outside the delivery 148 range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the 149 Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose 150 of this Clause, become the new port of delivery. In such event the Cancelling Date shall 151 be extended by the additional time required for the drydocking and extra steaming, but 152 limited to a maximum of twenty five 25) foofleeA-f44) days. 153 (b) *The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the 154 Classification Society of the Vessel’s underwater parts below-the deepest load line, the extent 155 of-11:ie-inspection being in accordance with the Classification Society’s rules. If the rudder, 156 propeller, bottom or other underwater parts below the deepest load line are found broken, 157 damaged or defective so as to affect the Vessel’s class, such defects shall be made good-at-tl:le 158 Sellers’ cost and expense to the satisfaction of the Classification Society without 159 condition/recommendation*. In such event the Sellers are also to pay for the costs and 160 expenses in connection with putting the Vessel in and taking her out of drydock, including the 161 dfydoGk-4.Jes and the Classification Society’s fees. The Sellers shall also pay-for these costs 162 afl~enses if parts of the tailshaft system are condemned or found de.feGtiveor broken so as 163 to affect the Vessel’s class. In all other cases, the Buyers shall pay the aforesaid costs 164 and expern:es, dues and fees 165 {G}-U-the—Vessel is drydocked pursuant lo Clause~or §   (Q} above 166 (-i-) the Classification Society may require survey of the tailshaft system, the extent of the 167 wrvey being to the satisfaction of the Classification surveyor. If such sur:vey-IB 168 ~uiredby the Classification Society, the Buyers shall have the right lo require the lailshaft 169 le-be drawn and surveyed by the Classification-Society, the extent of the survey beffiQ-ffi 170 accordance with the Classification Society’s rules for tailshaft survey and 171 consistent with the current stage of the Vessel’s survoy cycle. The Buyers shall declare 172 WAether they require the tailshaft to be drawn and surveyed not later than by the 173 completion of the inspection by the Classificatior+-Society. The drawing and refilling of 174 the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be 175 oondemned or found defective so as to affect the Vessel’s class, those parts shall be 176 feAewed or made good at the Sellers’ expense to the satisfaction of the 177 Classification SoGiety without condition/recommendation**. 178 fiij The costs an~enses relating to the survey of the tailshaft system shall be—eGffle by the 179 Buyers unless the Classification Society requires such survey to be carrieG-9\Jt-Or if parts of the 180 system are condemned or foUfl4-defective or broken so as to effect the-Vessel’s class, ift—Wl:»Gl:I 181 GaSO-the-Sellers shall pay these costs and expense&. 182 fiiij Tfle-Buyers’ representative(s) shall have the right to be-present in the drydock,as 183 ~outinterfering with the work or deGi&ions of the Classification SoGiety 184 surveyor. 185 fiv} The Buyers shall have the-fight to have the ooderwater parts of the Vessel Gleaned 186 and painted at their risk, cost an~onse without interfefiAg-with—theellers’ or the 187 Gla6sification Society surveyor’s-werk, if any, and wi#lout affecting-the Vessel’s timely 188 delivery. If, hO’.vever, the Buyers’ work in drydock is still in progress when the 189 Sellers have completed the work which the ~cllers are required to do, the additiooal 190 decking time needed to complote—fue Buyers’ work shall be fer the Buyers’ risk, cost and 191 ffi$ense. In the event that the Buyers’ workrequires such additional time, the Sellers 192 may upon completion of the-Sellers’ work tender Notice of Readiness fer delivery whilst 193 the Vessel is still in drydock anG;-AOtwithstanding Clause §ttl, the Buyers shall be 194 obliged to take delivery in accordance with Clause 3 (Payment), whether the Vessel is in 195 dfydeck or not. 196 *6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions, 197 alternative 6 a) to apply. 198 **Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification 199 Society without condition/recommendation are not to be taken into account 200 7. Spares, bunkers and other items 201 The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board, 202 and on shore and on order. All spare parts as-per class requiremem and spare equipment including spare 203 tail-end shaft(s) and/or pare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of 204 inspection used or unused, whether on board or not shall become the Buyers’ property, wt-spares on 205 order are excluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers 206 are not required to replace spare parts including spare tail-end shaft(s) and spare 207 propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to 208 delivery, but the replaced items shall be the property of the Buyers. Unused stores and 209 provisions shall be included in the sale and be taken over by the Buyers without extra payment. 210 Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s 211 personal belongings including the slop chest are excluded from the sale without compensation, 212 as well as the following additional items: (include lisf) 213 Items on board which are on hire or owned by third parties, listed as follows, are excluded from 214 the sale without compensation: (include list) 215 Items on board at the time of inspection which are on hire or owned by third parties, not listed 216 above, shall be replaced by the Sellers prior to delivery at their cost and expense. 217 The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and 218 greases in storage tanks and unopened drums and pay for either: 219 (a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or 220 ~ecurrent net morket price (excluding barging expenses) at the port and date of delivery 221 ef-the Vessel or, if unavailable, at the nearest bunkering-p0fl, 222 fer the quantities taken ovei:, 223 Payment under this Clause shall be made at the same time and place and in the same 224 currency as the Purchase Price. 225 “inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) 226 (Inspection), if applicable. If the Vessel is taken over without inspection, the date of this 227 Agreement shall be the relevant date. 228 *(a) and (b) are alternatives, delete whichever is not applicable. In the absence ofdeletions 229 alternative (a) shall apply. 230

8. Documentation 231 The place of closing: to be mutually agreed 232 In exchange ofpayment and delivery of the Vessel, the Buyers and the Sellers are to provide each other with their respective delivery documentation. Buyers and Sellers shall mutually advise their requirements and the same to be incorporated as an Addendum to this Agreement. Signing of such Addendum shall by no means delay signature of this Agreement by both parties. (a) In exchange-for payment of the Purchase PriGe-#le-aet!~e-Buyei:s-wi#l—#1 .fe“owing delivery documents: (-ij Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag State, 2-Ja transferring tille-of.#le Vessel and stating that the Vessel is free from all mortgage-&;- 2Je eAGUffibrances and maritime liens or any otheF-debts whatsoever, duly notafially-a-ttes ~ and legalised or apostilled, as required by-tl’le-Buyers’ Nominated Flag State; 2J8 fiij E-\1-idence that all necessary corporate, shareholder and-Gthef.-action has been taken by 2J9 the Sellers to authorise the execution, delivei:y-aAd-performance of this Agreement; ~ fiH-) ~erof Attorney of the Sellers appoffilifl~ne-oHR~ct-eR-beJ:lal-f 244 ef-the Sellers in the peffomlance-of this Agreement, duly notafially attested and legalised 242 or apostilled (as appropriate); 24-J fi-v} Certificate or +rnnscript of Registry issued by the ~mpetent authorities of the-fla!}&tate 244 on-the date of delivery evidencing th~lers’ ownership of the Vessel-and that the 24a Vessel is free from registered encumbrances and mortgages, to be faxed or e mailed by 24e s-uch authority to the closing-meeting with the original to be sent to the Buyers as soon as 24-7 possible after delivery of the Vessel. 248 M Declaration of Class or (depending-on-the Classification Society) a Class Maintenance 249 GeFtificate issued within three (3) Banking Days prior to delivery confirming that the 2aG Vessel is in Class free of conflition/recommendation. 2&1- (vij Certificate of Deletion of the Vessel from the Vessel’s registry or other official-evklence-of ~ deletion appropriate to the Vessel’s registry at tho-time of delivery, or, in the-e-vent-tl:lat ~3 the-ref}istry does not as a matter of practice issue such documentation-immediately, a ~ written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith ~ and provide a certificate or other official evidence of deletion to the Buyers promptly-anti ~e latest within four (4) weeks after the Purchase Price has been paid and ..fue-Vessel has ~ been-deli-vere4 ~ {-vii-) A-ropy of the Vessel’s Contirnmus Synopsis Record certifying-the date on which the 2W Vessel ceased to be registered with the Vessel’s registry, or, in the event that the +99i&try- 29Q does not as a matter of practice issue such certificate immediately, a written undertaking 294-from the Sollers to provide the copy of this certificate promptly upen-it-being issued 282 together with evidence of subm-ission by the Sellers of a duly executed Form 2 stating 26J the date on whict-\-tl:\eVessel shall cease to be i:egistered with the Vessel’s registry. 2e4 {viii Gemmercial Invoice for the Vessel; ~ fix) Commercial lnvoice(s) for bunkers, lubricating and hydraulic oils and greases; 2ee W A copy of the Sellers’ letter to their satellite communicati~ 2e-7 Vessel’s communications contract which is to be sent immediately after deli-very-ef.tl:le 2e8 Vessel; 269 ~ Any such additional doGYments as may reasonably be-required by the competent 2-70 authorities of the-Buyers’ ~Jominated Flag State for the purpose of registering-tAe-Vessel, ~ provided the Buyers notify the Sellers of any suclHlocuments as soon as p066ible after the date of ~

this Agreement; and ~+ll~elle~e-tteH}f confirmation that to the best of theif-kflowledge, the Vessel is not 274 black listed by any nation or international organisation. 275 (b) At the-time-ef-aelivei:y—the Buyers shall prov-iee—tlle—Sellers with: 276 fij evidence that all necessary corporate, shareholder and other action has been-taken-by 277 the Buyers to authorise the e*ecutiOA,GelivBFy—aHd-pei:fem:iaflce-of-t.Ri&-Aw=eement; and 278 Power of Attorney of the-By.yef6—3ppoifrnfl9-0Ae-ei:-mo~Gt—-oo——bel’lal-f 279 9f-tl:le-€!uyers in the performance of this Agreement, duly notarially attested and legalised 280 or apostillod (as appropriate). 281 (c) If any of the documents listed in aoo—GlaY&es (a) and-te) the Addendum as above are not in the English 282 language they shall be accompanied by an English translation by an authorised translator or 283 certified by a lawyer qualified to practice in the country of the translated language. 284 (d) The Parties shall to the extent possible exchange copies, drafts or samples of the 285 documents listed in Sub clause (a) afle—al-.lb-Gl3-l3⁄4Se-{-9} the Addendum as above for review and comment by 286 the other party not later than (state number of days),or if left blank, nine (9) days prior to 287 the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to 288 Clause 5(b) of this Agreement. 289 (e) Concurrent with the exchange of documents in Sl-.lb-Glauses (a) and-te) the Addendum as above, 290 the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans, 291 drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other 292 certificates which are on board the Vessel shall also be handed over to the Buyers unless the 293 Sellers are required to retain same, in which case the Buyers to have the right to take copies. 294 (f) Other technical documentation which may be in the Sellers’ possession shall promptly after 295 delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep 296 the Vessel’s log books but the Buyers to have the right to take copies of same. 297 (g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance 298 confirming the date and time of delivery of the Vessel from the Sellers to the Buyers. 299 9. Encumbrances 300 The Sellers warrant that the Vessel, at the time of delivery, is free from,encumbrances, mortgages and 301 maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred 302 prior to the time of delivery. 303 304 305 10. Taxes, fees and expenses 306 Any taxes, fees and expenses in connection with the purchase and registration in the Buyers’ 307 Nominated Flag State shall be for the Buyers’ account, whereas similar charges in connection 308 with the closing of the Sellers’ register shall be for the Sellers’ account. 309 11. Condition on delivery 310 The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 311 delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be 312 delivered and taken over, otherwise in the same condition as she was at the time of inspection, fair wear 313 and tear excepted. However, the Vessel shall be delivered free of cargo and free of stowaways with her Class 314 maintained without condition/recommendation*, free of average damage affecting the Vessel’s 315 class, and with her classification certificates and national certificates, as well as all other 316 certificates the Vessel had at the time of inspection, valid without 317 condition/recommendation* by the Classification Society or the relovaflt-.al-.lthorities at the time 318 of delivery. 319 “Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or 320 4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this 321 Agreement shall be the relevant date. 322 7

*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification 323 Society without condition/recommendation are not to be taken into account. 324 12. Name/markings 325 Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel 326 markings. 327 13. Buyers’ default 328 329 330 331 Should the Purchase Price not be paid in accordance with Clause 3(Payment), the Sellers 332 have the right to cancel this Agreement, in which case the Deposit together with interest 333 earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the 334 Sellers shall be entitled to claim further compensation for their losses and for all expenses 335 incurred together with interest. 336 14. Sellers’ default 337 Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(b) or fail to be 338 ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the 339 option of cancelling this Agreement. If after Notice of Readiness has been given but before 340 the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not 341 made physically ready again by the Cancelling Date and new Notice of Readiness given, the 342 Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this 343 Agreement the Deposit together with interest earned, if any, shall be released to them 344 immediately. 345 Should the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to 346 validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers 347 for their proven loss and for all proven expenses together with interest if their failure is due to proven 348 negligence and whether or not the Buyers cancel this Agreement. 349 15. Buyers’ representatives 350 After this Agreement has been signed by the Parties and the Deposit has been lodged, the 351 Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and 352 Expense for a maximum of ten (10) 44-days and will pay USO 25 each for every day onboard. 353 These representatives are on board for the purpose of familiarisation and in the capacity of 354 observers only, and they shall not interfere in any respect with the operation of the Vessel. The 355 Buyers and the Buyers’ representatives shall sign the Sellers’ P&I Club’s standard letter of 356 indemnity prior to their embarkation. 357 16. Law and Arbitration 358 (a) *This Agreement shall be governed by and construed in accordance with English law and 359 any dispute arising out of or in connection with this Agreement shall be referred to arbitration in 360 London in accordance with the Arbitration Act 1996 or any statutory modification or re- 361 enactment thereof save to the extent necessary to give effect to the provisions of this Clause. 362 The arbitration shall be conducted in accordance with the London Maritime Arbitrators 363 Association (LMAA) Terms current at the time when the arbitration proceedings are 364 commenced. 365 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall 366 appoint its arbitrator and send notice of such appointment in writing to the other party requiring 367 the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and 368 stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own 369 arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the 370 other party does not appoint its own arbitrator and give notice that it has done so within the 371 fourteen (14) days specified, the party referring a dispute to arbitration may, without the 372 requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator 373 and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on 374 both Parties as if the sole arbitrator had been appointed by agreement. 375

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the 376 arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at 377 the time when the arbitration proceedings are commenced. 378 (b) *This Agroome-At-sl=lall-be governed by and construed in accordaflce-w1th Title 9 of the 379 Ymtee-State&-Gede-aAa-the substantive law (not includiRg the choice-e.f-law rules) of the State 380 of New York and any dispute arising out of or in coAAes#on-witl=l-this Agreement shall be 381 referred to three (3) persons at New Yofk.;-eAe lo be appointed by each of the par-ties-hereto, 382 aAfl—t.he-third-by-tl:l~osen; their decision or that of any two of them shall be final, and 383 fGF—th~Hff)oses of enforciRg-any-award, judgment may be entered o~ 384 competent jurisdic#oA-c+h~roceedings shall be wnoocted-in-accordaRce-with the rules of the 385 ~ciety of Maritime /\rbilralors, Inc, 386 In cases where neither the claim-Aor any counterclaim exceeds the sum of US$ 100,00G—the 387 amitfation-sJ:iall-b~ondYcted-in accordance with the Shortened Arbilratioo—P-rocedure of the 388 ~ciety of Maritime Arbitrators, Inc. 389 (c)* This Agreement shall be governed by and construed in accordance with the lawc-ef 390 (stale place) and any dispute ariS1A~out of or in connection with this Agreement shall-be 391 referred to arbitration-at (state place),subject lo the procedures applicable-thei:&. 392 *16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of 393 deletions, alternative 16(a) shall apply. 394 17. Notices 395 All notices to be provided under this Agreement shall be in writing via broking channels. 396 Contact details for recipients of notices are as follows: 397 For the Buyers: 398 For the Sellers: 399 18. Entire Agreement 400 The written terms of this Agreement comprise the entire agreement between the Buyers and 401 the Sellers in relation to the sale and purchase of the Vessel and supersede all previous 402 agreements whether oral or written between the Parties in relation thereto. 403 Each of the Parties acknowledges that in entering into this Agreement it has not relied on and 404 shall have no right or remedy in respect of any statement, representation, assurance or 405 warranty (whether or not made negligently) other than as is expressly set out in this Agreement. 406 Any terms implied into this Agreement by any applicable statue or law are hereby excluded to 407 the extent that such exclusion can legally be made . Nothing in this Clause shall limit or exclude 408 any liability for fraud. 409 IF THE VESSEL GETS DRYDOCKED PRIOR TO DELIVERY TO THE BUYERS THEN ALL COSTS INVOLVED WILL BE SPLIT 50-50 BETWEEN SELLERS AND BUYERS. For and on LJf the Sellers Title: S Title:

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